Exhibit 3.5

Luxembourg, 2nd July 2015

The undersigned Pascal Léonard, a translator approved by the Luxembourg Court of Justice by Ministerial Decree on 15th February 2006 in accordance with the Law of 7th July 1971 hereby certifies that the translation of the enclosed documents corresponds in content and format to the original version presented and on the basis of which this translation was carried out.

In the event of litigation, the original version prevails.

Pascal Léonard

/s/ Pascal Léonard
Sworn translator

ADDRESS:

Léonard Pascal

60A, rue Charles Martel

L-2134 Luxembourg

Tél. 352 26 02 83

pascal.leonard@abc.lu

Page 1/2	Trade Register Luxembourg	RCS

EXTRACT

Medtronic Global Holdings S.C.A.

Registration number: B 191129

Registration date: 21/10/2014

Name(s) or company name(s):

Medtronic Global Holdings S.C.A.

Legal form: Corporate partnership limited by shares [Société en commandite par actions]

Registered Office:

1, rue du Potager

L-2347 LUXEMBOURG

Description of the company’s object: 3.1. The corporate object of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above). 3.2. The Company may acquire or assume, directly or through another entity or vehicle, the risks relating to the holding or property of claims, receivables and/or other goods or assets (including securities of any kind), either movable or immovable, tangible or intangible, and/or risks relating to liabilities or commitments of third parties or which are inherent to all or part (…) (*)

Corporate capital:

Amount: USD 20,050,000

Fully paid-up

Incorporation date: 07/10/2014

Duration: Unlimited

Financial year:

As an exception, the financial year which started on 07/10/2014 shall end on 30/04/2015. From: 01/05 to: 30/04.

Postal Address: L-3961 Luxembourg Tel (+352) 26 428-1 Fax (+352) 26 42 85 55 www.rcsl.lu

RCSL G.I.E.    R.C.S. Luxembourg    C24    Head Office and counters:    Centre administratif Pierre Werner, 13, rue Erasme Luxembourg-Kirchberg

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Director(s)/Manager(s):

Statutory signature requirements: The Company shall be bound towards third parties by the signature of the GP Shareholder or by the joint or single signature of any person(s) to whom such signatory power has been validly delegated and within the limits of such power.

Corporate name: Medtronic Global Holdings GP S.à r.l.

Registration Number: B 191031

Function: General Partner

Registered office of the legal entity:

1, rue du Potager, L-2347 LUXEMBOURG

Duration of mandate: Undetermined	Date of appointment: 07/10/2014

Person(s) in charge of the audit:

Corporate name: PricewaterhouseCoopers

Registration Number: B 65477

Function: Chartered Auditor

Registered office of the legal entity:

2, rue Gerhard Mercator, L—2182 Luxembourg

Duration of mandate: Determined	Date of appointment: 07/10/2014 Until the general meeting that will take place in 2015

(*)	Extract from the enrolment: For the details, please consult the dossier.

Certified true copy (1)

Luxembourg, 25/06/2015

For the official in charge of the Register of Trade and Companies (2)

(1)	In application of article 21, paragraph 2, of the law of the 19 December 2002 regarding the register of trade and companies and the accounting practices and annual accounts of companies and article 21 of the regulations of the Grand Duchy of Luxembourg of the 23 January 2003, in execution of the law of the 19 December 2002, the present company registration certificate covers at least the updated situation regarding information submitted to the register of trade and companies until three days before the date of issue of this certificate. If the register of trade and companies has been notified of a modification in the interim, it may not have been taken into account when the extract was issued.
(2)	The present extract is created and signed electronically.

The manager of the register of trade and companies only guarantees the authenticity of the origin and integrity of the information contained In the present extract compared to the information registered on the register of trade and companies if the present extract includes an electronic signature issued by the manager of the register of trade and companies.

Page 1/2	Trade Register Luxembourg	RCS

EXTRAIT

Medtronic Global Holdings S.C.A.

Numéro d’immatriculation: B 191129

Date d’immatriculation / d’inscription: 21/10/2014

Dénomination(s) ou raison(s) sociale(s):

Medtronic Global Holdings S.C.A.

Forme juridique: Société en commandite par actions

Siège social:

1, rue du Potager

L - 2347 Luxembourg

Indication de l‘objet social: 3.1. La Société a pour objet social (i) l’acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, intérêts et engagements dans des sociétés luxembourgeoises ou étrangères, (ii) l’acquisition par achat, souscription ou de toute autre manière, ainsi que l‘aliénation par vente, échange or de toute autre manière de titres, obligations, créances, billets et autres valeurs mobilières ou instruments financiers de toutes espèces (notamment d’obligations ou de parts émises par des fonds commun de placement luxembourgeois ou par des fonds étrangers, ou tout autre organisme similaire), de prêts ou toute autre facilité de crédit, ainsi que des contrats portant sur les titres précités ou y relatifs et (iii) la possession, l‘administration, le développement et la gestion d’un portefeuille d’actifs (composé notamment d’actifs tels que ceux définis dans les paragraphes (i) et (ii) ci-dessus). 3.2. La Société peut acquérir ou assumer, directement ou par l’intermédiaire d’une autre entité ou d’un autre organisme, les risques liés à la détention ou la propriété de titres, de créances et de tous biens ou actifs (incluant des valeurs mobilières de toutes sortes), mobiliers ou immobiliers, corporels ou incorporels, et/ou les risques liés aux dettes ou engagements de tiers ou inhérents à tout ou partie … (*)

Capital social / fonds social:

Montant: 20.050.000 USD

Etat de libération: Entièrement libéré

Date de constitution: 07/10/2014

Durée:

Illimitée

Exercice social:

Par exception, l’exercice social ayant débuté en date du 07/10/2014 se terminera en date du 30/04/2015.

Du: 01/05 au: 30/04

Adresse postale: L-2961 Luxembourg   Tel (+352) 26 428-1   Fax (+352) 26 42 85 55 www.rcsl.lu

RCSL G.I.E.    R.C.S. Luxembourg    C24    Siège et guichets: Centre administratif Pierre Werner, 13, rue Erasme L-1468 Luxembourg

Page 2/2

Administrateur(s)/gérant(s):

Régime de signature statutaire: La Société sera engagée vis-à-vis des tiers par Ia signature de l’Actionnaire Commandité ou par Ia signature individuelle ou conjointe de toute(s) personne(s) à qui un tel pouvoir de signature a été valablement délégué et dans les limites de ce pouvoir.

Dénomination ou raison sociale: Medtronic Global Holdings GP S.à r.l.

Numéro d’immatriculation: B 191031

Fonction: Actionnaire Commandité

Siège social de la personne morale:

1, rue du Potager, L - 2347 Luxembourg

Durée du mandat: Indéterminée	Date de nomination: 07/10/2014

Personne(s) chargée(s) du contrôle des comptes:

Dénomination ou raison sociale: PricewaterhouseCoopers

Numéro d’immatriculation: B 65477

Fonction: Réviseur d’entreprises agréé

Siège social de Ia personne morale:

2, rue Gerhard Mercator, L - 2182 Luxembourg

Durée du mandat: Déterminée	Date de nomination: 07/10/2014 Jusqu’à l’assemblée générale qui se tiendra en l’année: 2015

(*)	Extrait de l‘inscription: Pour le détail prière de se reporter au dossier.

Pour extrait conforme (1)

Luxembourg, le 25/06/2015

Le gestionnaire du registre de commerce et des sociétés (2)

[1]	En application de l‘article 21 paragraphe 2 de la loi modifiée du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises et l‘article 21 du règlement grand-ducal modifié du 23 janvier 2003 portant exécution de la loi du 19 décembre 2002, le présent extrait reprend au moins Ia situation à jour des données communiquées au registre de commerce et des sociétés jusqu’à trois jours avant la date d’émission dudit extrait. Si une modification a été notifiée au registre de commerce et des sociétés entre temps, il se peut qu’elle n’ait pas été prise en compte lors de l’émission de l’extrait.
[2]	Le présent extrait est établi et signé électroniquement.

Le gestionnaire du registre de commerce et des sociétés ne garantit l’authenticité de l’origine et l’intégrité des informations contenues sur le présent extrait par rapport aux informations inscrites au registre de commerce et des sociétés que si le présent extrait comporte une signature électronique émise par le gestionnaire du registre de commerce et des sociétés.